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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-2 of our report dated January 27, 1995, except for note O as to which the date is February 21, 1995, on our audits of the consolidated financial statements of Community Bank System, Inc. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Information" and "Experts".

                                          COOPERS & LYBRAND L.L.P.

Syracuse, New York

May 30, 1995